Exhibit 99.1

BakBone Corporate Contact

Karen Fisher

858-795-7525

karen.fisher@bakbone.com

BakBone Media Contact

Amber Winans

858-795-7584

amber.winans@bakbone.com

BAKBONE SOFTWARE REPORTS ON UNAUDITED FOURTH QUARTER

AND FULL FISCAL YEAR 2007 OPERATIONS

BakBone Signs Warrant Agreement with Sun Microsystems

Update on Outstanding Financial Statements

SAN DIEGO, CA – May 2, 2007 – BakBone Software, Incorporated (PK:BKBO), a global provider of heterogeneous integrated data protection solutions, announced today its worldwide bookings* and cash position for its fourth quarter and full fiscal year 2007.

Q4 and Fiscal Year 2007 Bookings and Cash Position

For the quarter ended March 31, 2007, total worldwide bookings were $13.4 million from the sale of software licenses and maintenance contracts representing an 11 percent increase compared to the fourth quarter of FY06 of $12.1 million and a 22 percent decrease from the $17.2 million reported last quarter.

For the full fiscal year ended March 31, 2007, total worldwide bookings were $54.4 million from the sale of software licenses and maintenance contracts representing an 18 percent increase from the $46.0 million reported for fiscal year 2006.

BakBone’s total cash balance increased to $11.4 million at the end of March 2007 from $5.9 million at the end of December 2006 as the result of increased gross bookings in the second half of FY07.

“We have been encouraged by the increasingly positive indications from customers and partners over the past several months of our new product offerings and continue to focus on our execution in the sales channel,” stated Jim Johnson, president and chief executive officer for BakBone. “We are confident that our ability to provide customers and partners with comprehensive backup, data replication and storage reporting solutions presents a great opportunity for BakBone in the new fiscal year,”

Sun Warrant Agreement

In December 2006 BakBone announced a strategic worldwide licensing and distribution agreement with Sun Microsystems. This agreement provides for the worldwide availability and global cooperative support for BakBone’s NetVault®:Backup product suite through Sun’s direct sales force, as well as its network of channel development partners and value-added resellers (VARs). This worldwide licensing and distribution agreement also established a framework under which Sun and BakBone Software agreed to enter into a warrant agreement to purchase authorized but unissued common shares of the Company.

As recently announced in the Company’s Form 8-K filing, Sun Microsystems and BakBone have entered into a warrant agreement stipulating that Sun has the right to purchase up to 4,425,126 shares of common stock at the price of $1.78 per share, subject to adjustment. Vesting of these shares is dependent on the general availability of the technology and the achievement of certain license fee targets under the license agreement. Accordingly, 20 percent of the 4,425,126 shares, or 885,025 shares, vested as of March 31, 2007.

“This agreement represents another step forward in our partnership with Sun Mircosystems,” commented Johnson. “It is the goal of both companies to give customers the most robust data protection and storage solutions combined with simplified management, scalability and enterprise-proven functionality. Our partnership with Sun is a win-win for our customers.”

Alliance with StoreVault/Network Appliance

A recently announced alliance with StoreVault, a Network Appliance division, furthers BakBone’s market opportunities to leverage its strength with respect to NAS (NDMP) and multi-platform operating systems such as Linux.

Stated Johnson, “We are working closely with StoreVault to jointly exploit the small and medium business market demand for enterprise class data protection solutions that are affordable, easy to implement and simple to manage. We continue to make strides with the expansion of our addressable worldwide market with Network Appliance, while solving end-user needs such as business continuity and compliance risk.”

Update on Outstanding Financial Statements

As announced February 8, 2007, the Securities and Exchange Commission (SEC) agreed to the Company’s request to file one comprehensive Form 10-K for the fiscal year ended March 31, 2006, which will include prior year financials, as well as expanded disclosures.

“We indicated in our last update that the process to complete the Form 10-K would take at least 90 days,” stated Doug Lindroth, BakBone’s chief financial officer. “The 90-day timeline is approaching, and while the progress to complete this process is going very well, we may go beyond this timeline by an additional few weeks before the financial reports are final. Once we have concluded our work, it continues to be our plan to host a conference call and simultaneous webcast to update our stakeholders on our financial and operational status. We look forward to talking with everyone at that time.”

*	Bookings represent the total value of contracts signed or orders received during the period. The revenue associated with bookings will be recognized in accordance with our revenue recognition practices.

About BakBone Software

BakBone Software is a leading international data protection solution provider that develops and distributes heterogeneous data backup, restore, disaster recovery, replication and storage reporting software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small- to medium-sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of strategic partners, resellers and solution providers, interested companies can learn more about BakBone’s products and services and its newly introduced IDP vision at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements (including, without limitation, express or implied statements regarding anticipated benefits from the Company’s arrangements with Sun and StoreVault and the timing of the completion of the Company’s financial reports) that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to BakBone’s ability to complete the review of its financial statements, become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Administrators and have its common stock meet the standards for obtaining re-listing on the Toronto Stock Exchange; BakBone’s ability to fulfill the terms of the Sun distribution agreement; competition in its target markets; potential capital needs; management of future growth and expansions; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s products and fee structures, and the success of BakBone’s brand development efforts. Other risks that BakBone faces in its business include risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; the ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for BakBone’s products. Such forward-looking statements should be considered in the context of these and other risk factors disclosed in the most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in the most current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by the Company or on its behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, unless required to do so under applicable securities laws.

The common shares of BakBone Software are currently subject to cease trade orders in the Canadian jurisdictions of Alberta, British Columbia and Ontario due to delays in the filing of the Company’s financial statements. Although these cease trade orders do not prevent investors, who are not resident in or otherwise subject to the laws of Alberta, British Columbia or Ontario, from trading the common shares of BakBone on the Pink Sheets in the United States, investors are encouraged to obtain legal advice to ensure that these trades are not violating the cease trade orders. BakBone continues to work to resolve all outstanding issues which have prevented filing of its financial statements, however an exact date for filing of these financial statements cannot be determined at this time.

BakBone(R), BakBone Software(R), NetVault(R), Application Plugin Module(TM), BakBone logo(R), Integrated Data Protection(TM), Redefining Data Protection(TM), Constant Data(TM), Constant Data logo(TM), Constant Replicator(TM), OnDemand Replicator(TM), and Constant HA Cluster(TM), are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. Sun, Sun Microsystems, the Sun logo, StorageTek, Solaris, and The Network is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

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